UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

                     Date of Report (Date of earliest event reported):
                                January 31, 2005



                           CENTRAL FREIGHT LINES, INC.
             (Exact name of registrant as specified in its charter)



     Nevada                          000-50485                      74-2914331
(State or other jurisdiction       (Commission                   (IRS Employer
  of incorporation)                File Number)             Identification No.)


    5601 West Waco Drive, Waco, TX                         76710
(Address of principal executive offices)                  (Zip Code)


                                 (254) 772-2120
              (Registrant's telephone number, including area code)



Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01  Entry into a Material Definitive Agreement.

     See the information set forth in Item 2.03 of this Current Report on Form 8-K, which is incorporated by reference herein.


Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

     On January 31, 2005, Central Freight Lines, Inc, a Texas corporation and the operating subsidiary of the registrant (the "Borrower"), entered into a four-year senior secured revolving credit facility and letter of credit sub-facility (the "New Credit Facility") with Bank of America, N.A., as Agent, and certain other lenders from time to time party to the New Credit Facility, in the aggregate principal amount of up to $70.0 million. The New Credit Facility replaces both the Borrower's $30.0 million amended and restated revolving credit facility with SunTrust Bank, originally dated July 28, 2004, and the Borrower's $40.0 million revolving accounts receivable securitization facility with SunTrust Bank, originally dated April 30, 2002. The New Credit Facility terminates on January 31, 2009.

     Subject to the terms of the New Credit Facility, the maximum revolving borrowing limit under the New Credit Facility is the lesser of (a) $70.0 million, or (b) 85% of Borrower's eligible accounts receivable, plus 85% of the net orderly liquidation value of Borrower's eligible rolling stock owned as of January 31, 2005, plus 85% of the cost of eligible rolling stock acquired by Borrower after January 31, 2005. Letters of Credit under the New Credit Facility are subject to a sub-limit of $40.0 million.

     Borrowings under the New Credit Facility bear interest at the base rate, as defined, plus an applicable margin of 0.00% to 1.00%, or LIBOR plus an applicable margin of 1.50% to 2.75%, based on the average quarterly availability under the New Credit Facility. Letters of credit under the New Credit Facility are subject to an applicable letter of credit margin of 1.25% to 2.50%, based on the average quarterly availability under the New Credit Facility. The New Credit Facility also prescribes additional fees for letter of credit transactions, and an unused line fee of 0.25% to 0.375%, based on aggregate amounts outstanding.

     The registrant, as the parent corporation of the Borrower, has guaranteed the obligations of the Borrower under the New Credit Facility. The New Credit Facility is secured by substantially all of the Borrower's assets, other than certain revenue equipment and real estate that is (or may in the future become) subject to other financing, and by the registrant's pledge of the stock of the Borrower.

     The New Credit Facility contains certain restrictions and covenants relating to, among other things, fixed charge coverage ratio, cash flow, capital expenditures, acquisitions and dispositions, sale-leaseback transactions, additional indebtedness, additional liens, dividends and distributions, investment transactions, and transactions with affiliates. The New Credit Facility includes usual and customary events of default for a facility of this nature and provides that, upon the occurrence and continuation of an event of default, payment of all amounts payable under the New Credit Facility may be accelerated, and the lenders' commitments may be terminated.

     A copy of the Credit Agreement for the New Credit Facility, and a copy of the registrant's guaranty of the Borrower's obligations under the New Credit Facility, are filed as exhibits to this Current Report on Form 8-K.

  Item 9.01     Financial Statements and Exhibits.

                  (a) Financial statement of business acquired.

                           Not applicable.

                  (b) Pro forma financial information.

                           Not applicable.

                  (c) Exhibits:

   EXHIBIT
   NUMBER         EXHIBIT DESCRIPTION

     10.24Credit   Agreement  dated  January  31,  2005,   among  the  Financial
          Institutions named Therein as the Lenders, Bank of America, N.A. as the Agent, and Central Freight Lines, Inc., a Texas corporation, as the Borrower.

     10.25Obligation  Guaranty dated January 31, 2005, by Central Freight Lines,
          Inc., a Nevada corporation, for the benefit of Bank of America, N.A., in its capacity as Agent for the benefit of the Lenders.






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                                    SIGNATURE

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                   CENTRAL FREIGHT LINES, INC.


Date: February __, 2005         By:
                                  --------------------------------------------
                                  Jeff Hale
                                  Senior Vice President and
                                  Chief Financial Officer

                                  EXHIBIT INDEX


 EXHIBIT
 NUMBER         EXHIBIT DESCRIPTION

     10.24Credit   Agreement  dated  January  31,  2005,   among  the  Financial
          Institutions named Therein as the Lenders, Bank of America, N.A. as the Agent, and Central Freight Lines, Inc., a Texas corporation, as the Borrower.

     10.25Obligation  Guaranty dated January 31, 2005, by Central Freight Lines,
          Inc., a Nevada corporation, for the benefit of Bank of America, N.A., in its capacity as Agent for the benefit of the Lenders.